Exhibit 10.17
FOUNDRY NETWORKS, INC.
2006 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
Optionee:

     You have been granted an option (the “Option”) to purchase Common Stock of Foundry Networks, Inc. (the “Company”), as follows:

Date of Grant:

Exercise Price Per Share:

Total Number of Shares:

Total Exercise Price:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Expiration Date:

Vesting Commencement Date:

Vesting Schedule:	So long as your Service continues, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: 12.5% of the Total Number of Shares subject to this Option shall vest and become exercisable on the 6-month anniversary of the Vesting Commencement Date and 1/48th of the Total Number of Shares subject to this Option shall vest and become exercisable on each monthly anniversary thereafter.

Termination Period:	You may exercise this Option for 3 months after termination of your Service except as set forth in Section 4 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination your Service for any reason. The Company will not provide further notice of such periods.
     Unless otherwise defined in this Notice of Stock Option Grant, the terms used herein shall have the meanings assigned to them in the Plan.
     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Foundry Networks, Inc. 2006 Stock Incentive Plan and the Stock Option Agreement, all of which are attached to, and made a part of, this document.
     In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide Service over time, that this Option is not being granted to you as consideration for services you rendered to the Company (or any Parent, Subsidiary, or Affiliate) prior to your Vesting Commencement Date, and that nothing in this Notice of Stock Option Grant or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company (or any Parent, Subsidiary, or Affiliate) for any period of time, nor does it interfere in any way with your right or the Company’s (or any Parent’s, Subsidiary’s, or Affiliate’s) right to terminate that relationship at any time, for any reason, with or without cause.

OPTIONEE:	FOUNDRY NETWORKS, INC.

By:
Signature

Title:
Print Name

2

FOUNDRY NETWORKS, INC.
2006 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     1. Grant of Option. Foundry Networks, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Stock Option Grant attached to this Stock Option Agreement (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the 2006 Stock Incentive Plan (the “Plan”), which is incorporated in this Stock Option Agreement (the “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
     This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option. Notwithstanding the foregoing, even if designated as an Incentive Stock Option, if the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option in accordance with applicable law.
     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and with the applicable provisions of the Plan as follows:
          (a) Right to Exercise.
               (i) This Option may not be exercised for a fraction of a share.
               (ii) In the event of Optionee’s termination of Service, the exercisability of this Option shall be governed by Section 4 below, subject to the limitations contained in paragraph (iii) below.
               (iii) In no event may this Option be exercised after the Expiration Date set forth in the Notice.
          (b) Method of Exercise.
               (i) This Option shall be exercisable by execution and delivery of the Notice of Exercise attached hereto as Exhibit A or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Committee in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.
               (ii) As a condition to the exercise of this Option and as further set forth in Section 13 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.
               (iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with all applicable laws, rules and regulations, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the Company’s stockholders, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable laws, rules or regulations, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by applicable laws, rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.
               (iv) Subject to compliance with all applicable laws, rules and regulations, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable withholding obligations.
     3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee: (a) cash, (b) check, or (c) Cashless Exercise.
     4. Termination of Relationship. Following the date of termination of Optionee’s Service for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 4. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may this Option be exercised after the Expiration Date set forth in the Notice. In the event of termination of Optionee’s Service other than as a result of Optionee’s Disability, death or for Cause, Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice. In the event of any other termination, Optionee may exercise this Option only as described below:
          (a) Termination upon Disability of Optionee. In the event of termination of Optionee’s Service as a result of Optionee’s Disability, Optionee may, but only within 12 months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.
          (b) Death of Optionee. In the event of the death of Optionee while in Service or within 30-days following the termination of Optionee’s Service, this Option may be exercised at any time within 12 months following the date of death by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee was vested in the Option Shares as of the Termination Date.
          (c) Termination for Cause. In the event Optionee’s Service is terminated for Cause, this Option shall terminate immediately upon such termination for Cause. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.
     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. This Option may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
     6. No Employment Rights. Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing Service at the will of the Company (or any Parent, Subsidiary, or Affiliate) and not through the act of being hired, being granted this Option or acquiring Shares under this Agreement. Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon Optionee any right with respect to continuation as an Employee or Consultant with the Company (or any Parent, Subsidiary, or Affiliate), nor shall it interfere in any way with his or her right or the Company’s (or any Parent’s, Subsidiary’s, or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.
     7. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.
8. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
          (d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to Optionee at the address maintained for Optionee in the Company’s records.
          (e) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

EXHIBIT A
NOTICE OF EXERCISE

To:	Foundry Networks, Inc.
Attn:	Administrator of the 2006 Stock Incentive Plan
Subject:	Notice of Intention to Exercise Stock Option
     This Notice of Exercise constitutes official notice that the undersigned intends to exercise Optionee’s option to purchase _______ shares of Foundry Networks, Inc. Common Stock, under and pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”) and the Notice of Stock Option and Stock Option Agreement (the “Agreement”) dated _______, as follows:

Number of Shares:

Exercise Price per Share:

Total Exercise Price:

Method of Payment
of Exercise Price:

     The shares should be registered in the name (s) of:

and

.[1]

     By signing below, I hereby agree to be bound by all of the terms and conditions set forth in the Plan and the Agreement. If applicable, proof of my right to purchase the shares pursuant to the Plan and the Agreement is enclosed. 2
Dated: ____________________________

(Signature)	(Signature)[3]

(Please Print Name)	(Please Print Name)

(Full Address)	(Full Address)

[1]	If more than one name is listed, please specify whether the owners will hold the shares as community property or as joint tenants with the right of survivorship.

[2]	Applicable if someone other than the Optionee (e.g., a death beneficiary) is exercising the stock option.

[3]	Each person in whose name shares are to be registered must sign this Notice of Exercise.